Exhibit 5.1


                                      February 5, 2001


Albertson's, Inc.
250 Parkcenter Blvd.
P.O. Box 20
Boise, Idaho  83726


               Re:   Albertson's, Inc. - Registration Statement on Form S-3
                     ------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Albertson's, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of debt securities with an aggregate public offering price of up to $3,000,000,000 (the "Debt Securities"). The Debt Securities are to be issued pursuant to the Indenture, dated as of May 1, 1992 (the "Indenture"), between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee", as successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York).

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement (together with the Prospectus forming a part thereof), (ii) an executed copy of the Indenture, (iii) the Restated Certificate of Incorporation of the Company as currently in effect (the "Certificate of Incorporation"), (iv) the By-Laws of the Company as currently in effect (the "By-Laws"), (v) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement, (vi) certain resolutions adopted by the Board of Directors of the Company, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion, we have relied upon statements and representations of the Company, its officers and other representatives and of public officials. We have, with your consent, assumed that (i) the Indenture has been duly authorized, executed and delivered by the Trustee within the State of New York, (ii) the Paying Agent under the Indenture will maintain an office within the State of New York and payments on the Debt Securities will be made from within the State of New York, (iii) the Debt Securities will be delivered to the purchasers thereof and payment therefor will be received within the State of New York, and (iv) the rate of interest on the Debt Securities will not exceed twenty-five per centum per annum or the equivalent rate for a longer or shorter period.

                  Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Indenture and the Debt Securities and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

                  Based upon and subject to the foregoing and to the other qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion with respect to any series of Debt Securities (the "Offered Debt Securities") that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters, (iii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder, (iv) the terms of the Offered Debt Securities and the terms of their issuance and sale have been established in conformity with the Indenture and so as to not violate any applicable law, rule or regulation or judgment, order or decree of any governmental authority, (v) the Offered Debt Securities are duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, and (v) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement and any pricing agreement or other purchase agreement with respect to the Offered Debt Securities have been duly authorized, executed and delivered by the parties thereto, the Offered Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                  Our opinions, pursuant to your consent, are subject to the following assumptions and qualifications:

                           (i) we have assumed that the execution and
delivery by the Company of the Indenture and the Offered Securities and the performance by the Company of any of its obligations thereunder do not and will not conflict with, contravene, violate or constitute a default under any lease, indenture, instrument or other agreement to which the Company or its properties are subject;

                           (ii) we have assumed that the Indenture
constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and

                           (iii) we express no opinion regarding the
enforceability or effect of Section 515 of the Indenture.

                  The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

                  We hereby consent to your filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,




                                   /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP